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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 1997


                                 Panavision Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

              001-12391                            13-3593063
      (Commission File Number)         (I.R.S. Employer Identification No.)


                               6219 De Soto Avenue
                        Woodland Hills, California 91367
                    (Address of principal executive offices)


                    Registrant's telephone number, including
                            area code: (818) 316-1000


                                 Not Applicable
         (Former name or former address, if changed since last report.)





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Item 5. Other Events.

On May 18, 1997, Panavision Inc. (the "Company"), together with certain of its subsidiaries, entered into a definitive agreement to acquire all of the outstanding share capital of Samuelson Group Limited, a U.K. company, from Visual Action Holdings PLC. In connection with this transaction, the Company also signed agreements for the purchase of all of the outstanding capital stock of Victor Duncan, Inc., a Delaware corporation, and of Visual Action Holdings (N.Z.) Limited, a New Zealand company. The total purchase price for the three companies was (pound)37,500,000 (approximately $61,000,000).

The acquisition is expected to be consummated on or about June 5, 1997, subject to approval of the shareholders of Visual Action Holdings PLC and customary closing conditions.

Item 7. Financial Statements and Exhibits

          (c)  Exhibits:

               The following exhibits are filed as part of this report:

               2.1 Agreement, dated May 18, 1997 between Visual Action Holdings PLC and Panavision Inc.

               2.2 Stock Purchase Agreement, dated May 18, 1997, among Visual Action Holdings, Inc., Visual Action Holdings PLC and Panavision Inc.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Panavision Inc.


Dated: May 30, 1997                      By: /s/ William C. Scott
                                             -----------------------------
                                              William C. Scott
                                              Chairman and Chief Executive
                                              Officer



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                                  EXHIBIT INDEX


Exhibit No.    Description                                              Page
-----------    -----------                                              ----

2.1            Agreement, dated May 18, 1997, between Visual
               Action Holdings PLC and Panavision Inc.

2.2 Stock Purchase Agreement, dated May 18, 1997, among Visual Action Holdings Inc., Visual
               Action Holdings PLC and Panavision Inc.



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